As filed with the Securities and Exchange Commission on September 18, 2017
Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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RENEWABLE ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	26-4785427

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
416 South Bell Avenue	50010
Ames, Iowa
(Address of Principal Executive Offices)	(Zip Code)
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Amended and Restated 2009 Stock Incentive Plan
(Full title of the plan)
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Randolph L. Howard
President and Chief Executive Officer
Renewable Energy Group, Inc.
416 South Bell Avenue
Ames, Iowa 50010
Tel: (515) 239-8000
(Name, address and telephone number, including area code, of agent for service)
Copy To: Blair W. White, Esq. Justin Hovey, Esq. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center, 22nd Floor San Francisco, California 94111 (415) 983-1000
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐       Accelerated filer ☒ Non-accelerated filer (Do not check if a smaller reporting company)
Smaller reporting company ☐  Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	550,000	$12.78	$7,029,000	$814.66

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”), that may be issued under the Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”), as a result of the anti-dilution and other adjustment provisions therein by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of the Registrant’s Common Stock.

(2)	Represents the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on September 15, 2017.

(3)
Computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based upon the average of the high and low sales prices for the Registrant’s Common Stock as reported on the Nasdaq Stock Market on September 15, 2017.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 of Renewable Energy Group, Inc., a Delaware corporation (the “Registrant”) is filed pursuant to General Instruction E to Form S-8 for the purpose of increasing the number of Securities of the same class as other securities for which a registration statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference the Registration Statement on Form S-8 filed by the Registrant on April 30, 2015 (File No. 333-203763) and the Registration Statement on Form S-8 filed by the Registrant on July 29, 2010 (File No. 333-168374) and hereby deems the contents of those Registration Statements, together with all exhibits filed therewith or incorporated therein by reference, to be a part of this Registration Statement, except as otherwise updated or modified herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on May 10, 2017, July 10, 2017 and August 18, 2017; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 000-54374), filed on January 17, 2012.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.
For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.    Exhibits.

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding legality of securities to be offered
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of attorney (included in the signature page to this Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ames, State of Iowa, on this 18th day of September, 2017.

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Randolph L. Howard
Randolph L. Howard
Interim President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Randolph L. Howard and Chad Stone, and each of them, as attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date
/s/ Randolph L. Howard	Interim President and Chief Executive Officer (Principal Executive Officer)	September 18, 2017
Randolph L. Howard

/s/ Chad Stone	Chief Financial Officer (Principal Financial Officer)	September 18, 2017
Chad Stone

/s/ Chad A. Baker	Controller and Chief Accounting Officer (Principal Accounting Officer)	September 18, 2017
Chad A. Baker

/s/ Jeffrey Stroburg	Director (Chairman)	September 18, 2017
Jeffrey Stroburg

/s/ Delbert Christensen	Director	September 18, 2017
Delbert Christensen

/s/ Peter J.M.Harding	Director	September 18, 2017
Peter J. M. Harding

/s/ Michael A. Jackson	Director	September 18, 2017
Michael A. Jackson

/s/ Michael Scharf	Director	September 18, 2017
Michael Scharf

/s/ Christopher Sorrells	Director	September 18, 2017
Christopher Sorrells

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding legality of securities to be offered
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of attorney (included in the signature page to this Registration Statement).